LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of August 27, 1996, is by and between PIPER JAFFRAY COMPANIES INC., a Delaware corporation (the "Borrower"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                  "Adjusted Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                  "Advance": Any portion of the Term Loan as to which the Borrower elected one of the available interest rate options and, if applicable, an Interest Period. An Advance may be a Eurodollar Rate Advance or a Reference Rate Advance.

                  "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Aggregate Debit Items": At any time, the aggregate debit items of PJI at such time as computed in accordance with the Formula for Determination of Reserve Requirements for Brokers and Dealers, Exhibit A to Rule 15c3-3.

                  "Applicable Margin":  With respect to:

                           (a)      Reference Rate Advances -- 0%.

                           (b)      Eurodollar Rate Advances for the periods:

                                    (i)     from and including the Closing Date
through March 31, 1997 -- 1.25%;

                                    (ii)    from and including April 1, 1997
through June 30, 1997 -- 1.50%; and

                                    (iii)   from and including July 1, 1997
until all Obligations are paid in full -- 1.75%.

                  "Bank":  As defined in the opening paragraph hereof.

                  "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "Borrower":  As defined in the opening paragraph hereof.

                  "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

                  "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Closing Date": Any Business Day between the date of this Agreement and September 30, 1996 selected by the Borrower for the making of the Term Loan hereunder; provided, that all the conditions precedent to the obligation of the Bank to make the Term Loan, as set forth in Article III, have been, or, on such Closing Date, will be satisfied. The Borrower shall give the Bank not less than three Business Days prior notice of the day selected as the Closing Date.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Commission": The Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

                  "Commitment Fee":  As defined in Section 2.17.

                  "Collateral    Agreement":    The   Pledge   and    Collateral
Administration Agreement dated as of November 23, 1994 among PJI, the Bank, various other lenders, and the Northern Trust Company, as administrator.

                  "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase
(or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

                  "Current Liabilities": As of any date, the consolidated current liabilities of the Borrower, determined in accordance with GAAP.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO page as of 10:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default":  Any event described in Section 7.1.

                  "Focus Report": The Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the Commission or the NYSE, or any report that is required in lieu of such report.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Governmental Authority": Any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislation, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Commission.

                  "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

                  "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

                  "Interest Period": With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending thirty (30) or sixty (60) days thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

                           (a) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (b) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month. No Interest Period can end after the maturity of the Term Note.

                  "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Knowledge": With respect to any occurrence or event, when such occurrence or event is brought to the attention of a responsible officer of the Borrower or should have been brought to such officer's attention if the Borrower had exercised due diligence.

                  "Leverage Ratio": At the time of any determination, the ratio of (a) Total Liabilities to (b) Tangible Net Worth.

                  "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                  "Loan Documents": This Agreement, the Term Note and, if required to be delivered to the Bank pursuant to Section 2.18, the Security Documents.

                  "Material Subsidiary": A Subsidiary having Tangible Net Worth in excess of $1,000,000.

                  "Maturity":  September 30, 1997.

                  "Multiemployer Plan": A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

                  "NYSE":  The New York Stock Exchange.

                  "Net Capital": As determined in accordance with the capital requirements, rules and regulations of the NYSE that are applicable to PJI at any time of determination.

                  "Obligations": The Borrower's obligations in respect of the due and punctual payment of principal and interest on the Term Note when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

                  "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

                  "PJI": Piper Jaffray Inc., a Delaware corporation, and a wholly owned subsidiary of the Borrower.

                  "PJI Credit Agreement": That certain Credit Agreement dated as of November 23, 1994 between the Bank and PJI.

                  "Person": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

                  "Pledge Agreement":  As defined in Section 2.18.

                  "Prohibited Transaction": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

                  "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

                  "Reference Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Reference Rate.

                  "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

                  "Security Documents": The Pledge Agreement and related documents required to be delivered to the Bank pursuant to Section 2.18.

                  "Self-Regulatory Organization": As defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended.

                  "Subordinated Debt": Any Indebtedness of the Borrower, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent
(a) that the Bank has approved in writing prior to the creation of such Indebtedness, or (b) as to any Indebtedness of the Borrower existing on the date of this Agreement, that the Bank has approved as Subordinated Debt in a writing delivered by the Bank to the Borrower on or prior to the Closing Date.

                  "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

                  "Tangible Net Worth": With respect to any Person, at the date of any determination, the sum of the amounts set forth on the consolidated, if applicable, balance sheet of such Person, as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of such Person (excluding treasury stock), less the net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset on such consolidated balance sheet) that would be treated as intangibles under GAAP, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by such Person or any subsidiary over the book value of such assets, and less obligations owed to such person by any Affiliate. Tangible Net Worth of the Borrower shall exclude loans made by the Borrower to any of its officers, directors or employees.

                  "Term Loan":  As defined in Section 2.1.

                  "Term Loan Commitment": The agreement of the Bank to make a Term Loan to the Borrower in the amount specified in Section 2.1 upon the terms and subject to the conditions of this Agreement.

                  "Term Note": A promissory note of the Borrower in the form of Exhibit A hereto.

                  "Total  Liabilities":  With respect to any Person, at the time of any  determination,  the amount,  on a  consolidated  basis,  of all items of
Indebtedness of such Person and its Subsidiaries that would constitute "liabilities" for balance sheet purposes in accordance with GAAP.

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

         Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II

                                TERMS OF THE LOAN

         Section 2.1 Term Loan. Upon the terms and subject to the conditions hereof, the Bank agrees to make a loan (the "Term Loan") to the Borrower of $30,000,000 on the Closing Date. The Term Loan and any portion of the balance thereof (in minimum amounts of $100,000, or, if more, in integral multiples thereof) may be made, maintained, continued and converted to Reference Rate Advances or Eurodollar Rate Advances as the Borrower may elect in its notice of borrowing, continuation or conversion.

                  Notwithstanding  any provision  hereof,  this Agreement  shall terminate and the Bank shall have no obligation hereunder if the Term Loan hereunder has not been made by September 30, 1996, provided, however, that the obligations of the Borrower under Section 8.2 shall survive any such termination.

         Section 2.2 Procedure for Term Loan. Not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Closing Date if the Term Loan is requested as a Eurodollar Rate Advance and not later than 12:00 noon (Minneapolis time) one Business Day prior to the requested Closing Date if the Term Loan is requested as a Reference Rate Advance, the Borrower shall deliver to the Bank a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrower that on the Closing Date and after giving effect to the Term Loan the applicable conditions specified in Article III have been and will be satisfied. Such notice of borrowing shall specify (a) the requested Closing Date, (b) whether such Term Loan is to be funded as a Eurodollar Rate Advance or a Reference Rate Advance, and (c) in the case of a Eurodollar Rate Advance, the duration of the initial Interest Period applicable thereto. Unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make the proceeds of the Term Loan available to the Borrower at the Bank's main office on the requested date.

         Section 2.3 Note. The Term Loan shall be evidenced by a Term Note payable to the order of the Bank in the principal amount of the Term Loan. The Bank shall enter in its ledgers and records the amount of the Term Loan, the various Advances made, converted or continued and the payments made thereon, and the Bank is authorized by the Borrower to enter on a schedule attached to its Term Note a record of such Term Loan, Advances and payments; provided, however that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Term Note, and, in all events, the principal amounts owing by the Borrower in respect of the Term Note shall be the aggregate amount of the Term Loan less all payments of principal thereof made by the Borrower.

         Section 2.4 Conversions and Continuations. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted to or continued as a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances only in integral multiples of $100,000. The Borrower shall give the Bank written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Bank not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and on the date of the requested conversion to Reference Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, and (ii) a Eurodollar Business Day in the case of continuations as or conversion to Eurodollar Rate Advances and a Business Day in the case of conversions to Reference Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Bank of the continuation of any Eurodollar Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount.

         Section 2.5 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on Term Loan as follows:

                  (a) Subject to paragraph (c) below, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

                  (b) Subject to paragraph (c) below each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin.

                  (c) Any Advance not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full (i) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (ii) otherwise, at a rate per annum equal to the sum of (1) the Reference Rate, plus (2) the Applicable Margin for Reference Rate Advances, plus (3) 2.0%.

                  (d) Interest shall be payable (i) with respect to each Eurodollar Rate Advance on the last day of the Interest Period applicable thereto; (ii) with respect to any Reference Rate Advance, on the last day of each month; (iii) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (iv) with respect to all Advances, on the earlier of the date on which the unpaid principal amount of the Term Loan is paid in full or Maturity; provided that interest under Section 2.5 (c) shall be payable on demand.

         Section 2.6 Repayment. The unpaid principal amount of the Term Loan shall be due and payable no later than Maturity.

         Section 2.7 Optional Prepayments. The Borrower may prepay Reference Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $100,000 or an integral multiple thereof. Except upon an acceleration following an Event of Default, the Borrower may pay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto. Amounts so prepaid cannot be reborrowed.

         Section 2.8 Computation. Interest and the Commitment Fee on the Term Loan shall be computed on the basis of actual days elapsed and a year of 360 days.

         Section 2.9 Payments. Payments and prepayments of principal of, and interest on, the Term Note and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 2:00 p.m. (Minneapolis time) on the dates called for under this Agreement and the Term Note to the Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Term Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

         Section 2.10 Use of Loan Proceeds. The proceeds of the Term Loan shall be used for certain litigation settlement costs and general corporate purposes.

         Section 2.11 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, the Bank determines (which determination shall be conclusive and binding, absent error) that:

                  (a) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

                  (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period,

the Bank shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Bank shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

         Section 2.12      Increased Cost.  If any Regulatory Change:

                  (a) shall subject the Bank to any tax, duty or other charge with respect to its Eurodollar Rate Advances, the Term Note or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to the Bank of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which such Bank's principal office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, the Term Note or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Term Note, then, within 30 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. If the Bank fails to give such notice within 45 days after it obtains knowledge of such an event, the Bank shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that the Bank does give such notice. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

         Section 2.13 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any Eurodollar Rate Advances, the Bank shall notify the Borrower, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of the Bank's notice, and upon such conversion the Borrower shall indemnify the Bank in accordance with Section 2.15.

         Section 2.14 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Bank's capital or the capital of its parent corporation (by an amount the Bank deems material) as a consequence of the Term Loan Commitment and/or the Term Loan to a level below that which the Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five (5) days after written notice and demand from the Bank, pay to the Bank additional amounts sufficient to compensate the Bank or its parent corporation for such reduction. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by the Bank shall be final, conclusive and binding for all purposes, absent error.

         Section 2.15 Funding Losses; Eurodollar Rate Advances. The Borrower shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by the Bank in connection with the re-employment of such funds and including loss of anticipated profits) which the Bank may sustain: (i) if for any reason, other than a default by the Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section 2.2 or 2.4, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.13, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

         Section 2.16 Discretion of Bank as to Manner of Funding. The Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.15) shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advances during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         Section 2.17 Commitment Fee. The Borrower shall pay to the Bank a fee (the "Commitment Fee") in an amount determined by applying a rate of one-quarter of one percent (.25%) per annum to the amount of the Term Loan Commitment for the period from and including July 8, 1996 to the Closing Date. The Commitment Fee is payable on the Closing Date.

         Section 2.18 Pledge Agreement. In the event that the Term Loan is not paid in full by March 31, 1997, the Bank may, at its option, require the Borrower to execute and deliver to the Bank a pledge agreement substantially in the form of Exhibit B hereto ("Pledge Agreement"), duly executed by the Borrower in favor of the Bank pledging and granting a security interest in all of the outstanding shares of stock of PJI owned by the Borrower as security for the Obligations, together with the stock certificates or such other evidence of said shares as is acceptable to the Bank and undated stock powers duly executed by the Borrower in blank and authenticated, and such other agreements or documents as the Bank may require to assure the validity, perfection and first priority of its security interest under the Pledge Agreement.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         The making of the Term Loan shall be subject to the prior or simultaneous fulfillment of the following conditions:

         Section 3.1    Documents.  The Bank shall have received the following:

                  3.1(a) The Term Note executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.

                  3.1(b) A copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                  3.1(c) An incumbency certificate showing the names and titles and bearing the signatures of the officers of the Borrower authorized to execute the Loan Documents and to request the Term Loan, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                  3.1(d) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than ten (10) days prior to the Closing Date.

                  3.1(e) A certificate of good standing for the Borrower in the jurisdiction of its incorporation and in the State of Minnesota, certified by the appropriate governmental officials as of a date not more than ten (10) days prior to the Closing Date.

                  3.1(f) A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                  3.1(g) A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Borrower certifying as to the matters set forth in Sections 3.6 (a) and 3.6 (b) below.

         Section 3.2 Opinion. The Borrower shall have requested Faegre & Benson, its counsel, to prepare a written opinion, addressed to the Bank and dated the Closing Date, covering the matters set forth in Exhibit C hereto, and such opinion shall have been delivered to the Bank; provided, that with respect to certain matters the Bank may accept the opinion of general counsel to the Borrower.

         Section 3.3 Compliance. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date, including payment of the Commitment Fee and all unpaid legal fees and expenses incurred by the Bank through the Closing Date in connection with this Agreement.

         Section 3.4 Fees. The Borrower shall have paid to the Bank a facility fee in the amount of $150,000 and reimbursed the Bank for all fees and expenses of the type described in Section 8.2 incurred by the Bank prior to and through the Closing Date.

         Section 3.5 Other Matters. All corporate and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Bank and its counsel, and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, as the Bank or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         Section 3.6       Representations; Default; Request.

                  3.6(a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date, with the same force and effect as if made on such date.

                  3.6(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or will exist after giving effect to the Term Loan made on such date.

                  3.6(c) Loan Request. The Bank shall have received the Borrow-er's request for the Term Loan as required under Section 2.2.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement and to make the Term Loan hereunder, the Borrower represents and warrants to the Bank:

         Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Term Note and to perform its obligations under the Loan Documents. Each Material Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Borrower and the Material
Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower and the Material Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Material Subsidiary from enforcing its rights with respect to any assets or expose the Borrower or such Material Subsidiary to any liability, which in either case would be material to the Borrower and the Subsidiaries taken as a whole.

         Section 4.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and this Agreement constitutes, and the Term Note and other Loan Documents when executed will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 4.3 No Conflict. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

         Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

         Section 4.5 Financial Statements and Condition. The Borrower's audited consolidated financial statements as at September 30, 1995 and its unaudited financial statements as at June 30, 1996, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since June 30, 1996, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

         Section 4.6 Litigation. Except as disclosed in financial statements and in reports filed with the Commission or any national securities exchange, there are no actions, suits or proceedings pending or, to the Knowledge of the Borrower, threatened against or affecting the Borrower or any Material Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Loan Documents.

         Section 4.7 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         Section 4.8 Federal Reserve Regulations. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

         Section 4.9 Title to Property; Leases; Liens; Subordination. Each of the Borrower and the Material Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of the properties of the Borrower is subject to a Lien, except as allowed under Section 6.9. The Borrower has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

         Section 4.10 Taxes. Each of the Borrower and the Material Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the Borrower knows of no proposed material tax assessment against it or any Material Subsidiary or any basis therefor.

         Section 4.11 Trademarks, Patents. Each of the Borrower and the Material Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 4.12 Burdensome Restrictions. Neither the Borrower nor any Material Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower or such Material Subsidiary or on the ability of the Borrower or any Material Subsidiary to carry out its obligations under any Loan Document.

         Section 4.13 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.14 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.15      [Intentionally Omitted.]

         Section 4.16 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts are not reasonable.

         Section 4.17 Subsidiaries. Schedule 4.17 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

         Section 4.18 Compliance with Laws and Other Agreements. Neither the Borrower nor any of its Material Subsidiaries is in default with respect to any order, writ, injunction or decree of any Governmental Authority or Self-Regulatory Organization or, to the knowledge of the Borrower, in violation of any law, statute, rule or regulation to which the Borrower or such Material Subsidiary or any Property of the Company or any such Material Subsidiary is or are subject, which default or violation could reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower or such Material Subsidiary; provided, that certain allegations have been made by the Commission with respect to certain sales practices of a Material Subsidiary, as disclosed in the Borrower's Form 10-Q as of March 31, 1996. Neither the Borrower nor any of its Material Subsidiaries is in default in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which it or any of its property is bound, which default could reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower.

         Section 4.19 Ownership of PJI. The Borrower owns all (other than directors' qualifying shares) of the voting shares of PJI.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Term Note and all of the other Obligations have been paid in full and the Bank has no obligation to extend credit to the Borrower hereunder, unless the Bank shall otherwise consent in writing:

         Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Bank:

                  5.1(a) As soon as  available  and in any event  within  ninety
         (90) days after the end of each fiscal year of the Borrower, the consolidated financial statements of the Borrower and the Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as of the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Deloitte & Touche or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Bank, together with letter from such accountants addressed to the Bank (a) acknowledging that the Bank is extending credit in reliance on such financial statements and authorizing such reliance and
         (b) confirming that no management letter, management report or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants advised the recipients of the same of any material weakness of the Borrower and its Subsidiaries.

                  5.1(b) Together with the audited financial statements required under Section 5.1(a), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

                  5.1(c) As soon as  available  and in any event  within  thirty
         (30) days after the end of each fiscal month, unaudited consolidated statements of income for the Borrower and the Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated balance sheet of the Borrower as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

                  5.1(d) As soon as  practicable  and in any event within thirty
         (30) days after the end of each fiscal month, a Compliance Certificate in the form attached hereto as Exhibit D signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with these Sections: 5.12, 6.11 and 6.12, as at the end of such month and stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  5.1(e) Promptly upon the filing thereof with NYSE or the Commission, Part II of PJI's Focus Report, as filed for the most recent quarterly period for which such report is required to be filed.

                  5.1(f) Immediately upon the Borrower obtaining Knowledge of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

                  5.1(g) Immediately upon the Borrower obtaining Knowledge of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                  5.1(h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders and copies of all registration statements, periodic reports and other documents filed by the Borrower with the Commission or any national securities exchange; provided, that so long as the Borrower delivers to the Bank a copy of the press release associated with each Form 8-K, the Borrower need not deliver the Form 8-K unless requested by the Bank.

                  5.1(i) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request.

         Section 5.2 Corporate Existence. The Borrower will maintain, and cause each Material Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Material Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Material Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Material Subsidiary allowed under Section 6.1.

         Section 5.3 Insurance. The Borrower shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

         Section 5.4 Payment of Taxes and Claims. The Borrower shall file, and cause each Material Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Material Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

         Section 5.5 Inspection. The Borrower shall permit any Person designated by the Bank to visit and inspect any of the properties, corporate books and financial records of the Borrower and the Material Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Material Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

         Section 5.6 Maintenance of Properties. The Borrower will maintain, and cause each Material Subsidiary to maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 5.7 Books and Records. The Borrower will keep, and will cause each Material Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 5.8 Compliance. The Borrower will comply, and will cause each Material Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or such Material Subsidiary and the Borrower or such Material Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

         Section 5.9 Notice of Litigation. The Borrower will give prompt written notice to the Bank of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or any Material Subsidiary or any property of the Borrower or a Material Subsidiary or to which the Borrower or a Material Subsidiary is a party in which an adverse determination or result could have a material adverse effect (as determined by the Borrower in the exercise of its reasonable judgment) on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Material Subsidiary to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding. The Borrower shall give the Bank prompt written notice of any decision by the Borrower, PJI or an Affiliate to settle any suit or proceeding, whether now pending or hereafter commenced, for an amount of $2,000,000 or more; provided, however, that the Borrower will provide the amount which it, PJI or any Affiliate has decided to pay in settlement, but will not provide any further information concerning the settlement, unless the Bank agrees to the terms of a written confidentiality agreement on terms reasonably acceptable to the Borrower.

         Section 5.10 ERISA. The Borrower will maintain, and cause each Material Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $1,000,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $1,000,000 or (c) fail to make any payments in an aggregate amount exceeding $1,000,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

         Section 5.11 Further Assurances. The Borrower shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Bank, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Bank the rights granted now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey, pledge or assign to the Bank in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrower shall furnish to the Bank evidence satisfactory to the Bank of every such recording, filing or registration.

         Section 5.12 Net Capital. The Borrower will cause PJI to maintain at all times Net Capital of not less than 10% of Aggregate Debit Items as determined as of the close of each Business Day.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until the Term Note and all of the other Obligations have been paid in full and the Bank has no obligation to extend credit to the Borrower hereunder, unless the Bank shall otherwise consent in writing:

         Section 6.1 Merger. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Material Subsidiary to do any of the foregoing; provided, however, any Subsidiary may be merged with or liquidated into the Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation).

         Section 6.2 Sale of Assets. The Borrower will not, and will not permit any Material Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales in the ordinary course of business and except for sales or other transfers by a Subsidiary to the Borrower or a wholly-owned Subsidiary.

         Section 6.3 Plans. The Borrower will not permit, and will not allow any Material Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Material Subsidiary; and the Borrower will not permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $1,000,000.

         Section 6.4 Change in Nature of Business. The Borrower will not, and will not permit any Material Subsidiary to, make any material change in the nature of the business of the Borrower or such Material Subsidiary, as carried on at the date hereof.

         Section 6.5 Negative Pledges; Subsidiary Restrictions. The Borrower will not enter into any agreement, bond, note or other instrument that would prohibit or limit the ability of the Borrower to perform under Section 2.18 of this Agreement. The Borrower will not permit any Material Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Material Subsidiary to (a) pay dividends or any distributions on or with respect to such Material Subsidiary's capital stock or (b) make loans or other cash payments to the Borrower.

         Section 6.6 Accounting Changes. The Borrower will not, and will not permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Material Subsidiary.

         Section 6.7  [Intentionally Omitted.]


         Section 6.8 Indebtedness. The Borrower will not incur, create, issue, assume or suffer to exist any Indebtedness, except:

                  6.8(a)  The Obligations.

                  6.8(b) Current Liabilities, other than for borrowed money, incurred in the ordinary course of business.

                  6.8(c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 6.8 hereto, but not including any extension or refinancing thereof.

                  6.8(d)  Indebtedness secured by Liens permitted under Section
          6.9 hereof.

                  6.8(e)  Subordinated Debt.

                  6.8(f)   Indebtedness of the type described in clauses (d),
(e), (f) or (g) of the definition of "Indebtedness."

                  6.8(g)   Indebtedness arising out of agreements in settlement
         of litigation.

         Section 6.9 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower, except:

                  6.9(a) Liens granted to the Bank under the Security Documents to secure the Obligations.

                  6.9(b) Liens existing on the date of this Agreement and disclosed on Schedule 6.9 hereto.

                  6.9(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary.

                  6.9(d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
         Section 5.4.

                  6.9(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

                  6.9(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                  6.9(g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the Borrower to provide collateral to the depository institution.

                  6.9(h) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

                  6.9(i) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

         Section 6.10 Contingent Obligations. The Borrower will not, and will not permit any Material Subsidiary to, be or become liable on any Contingent Obligations except Contingent Obligations existing on the date of this Agreement and described on Schedule 6.10 and Contingent Obligations incurred in the ordinary course of business of the Borrower or such Material Subsidiary.

         Section 6.11 Tangible Net Worth. The Borrower will not permit its Tangible Net Worth at any time to be less than $125,000,000 or the Tangible Net Worth of PJI at any time to be less than $100,000,000.

         Section 6.12 Leverage Ratio. The Borrower will not permit PJI's Leverage Ratio to be more than 8.0 to 1.0 at any time.

         Section 6.13 Loan Proceeds. The Borrower will not, and will not permit any Material Subsidiary to, use any part of the proceeds of the Term Loan directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U, T or X of the Board.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  7.1(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Term Note or any other Obligation required to be made to the Bank pursuant to this Agreement.

                  7.1(b) Any representation or warranty made by or on behalf of the Borrower or any Material Subsidiary in this Agreement or any other Loan Document or by or on behalf of the Borrower or any Material Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                  7.1(c) The Borrower  shall fail to comply with  Sections  5.2,
         5.3 or 5.12 hereof or any Section of Article VI hereof.

                  7.1(d) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for thirty (30) calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Bank, (ii) the date the Borrower should have given notice of such failure to the Bank pursuant to Section 5.1, or (iii) the date the Bank gives notice of such failure to the Borrower.

                  7.1(e) Any default (however denominated or defined) shall occur under any Security Document.

                  7.1(f) The Borrower or any Material Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Material Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Material Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days, or the Borrower or any Material Subsidiary shall make an assignment for the benefit of creditors.

                  7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or any Material Subsidiary, and, if instituted against the Borrower or any Material Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Material Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or such Material Subsidiary.

                  7.1(h) Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against the Borrower or a Material Subsidiary, and, if instituted against the Borrower or any Material Subsidiary, shall be consented to or acquiesced in by the Borrower or such Material Subsidiary or shall remain for 45 days undismissed.

                  7.1(i) A judgment or judgments for the payment of money in excess of the sum of $10,000,000 in the aggregate shall be rendered against the Borrower or a Material Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                  7.1(j) The maturity of any material Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Material Subsidiary shall be accelerated, or the Borrower or a Material
         Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower or a Subsidiary shall be deemed "material" if it exceeds $10,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

                  7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Material Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

                  7.1(l) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Bank shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Bank.

                  7.1(m) Any "event of default" shall occur under the PJI Credit Agreement.

         Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to the Borrower, the Term Note and all other Obligations shall automatically become immediately due and payable; or
(b) any other Event of Default shall occur and be continuing, then the Bank may declare the outstanding unpaid principal balance of the Term Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Term Note, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Term Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Bank may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

         Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Bank to set off any Obligations against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         Section 8.2 Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Bank) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

         Section 8.3 Waivers, etc. No failure on the part of the Bank or the holder of the Term Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

         Section 8.5 Taxes. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Term Note, which obligation of the Borrower shall survive the termination of this Agreement.

         Section 8.6 Successors and Assigns; Disposition of Loans; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder or under any other Loan Document without the prior written consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Term Loan Commitment and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). The Borrower agrees that each Transferee shall be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15 and 8.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. If the Bank makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of the Bank hereunder and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, (a) no participant shall be deemed to be or have the rights and obligations of the Bank hereunder except that any participant shall have a right of setoff under Section 7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Borrower and (b) the Bank shall not in connection with selling any such participation condition the Bank's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to
(i) any reduction in the amount of any principal of, or the amount of or rate of interest on, the Term Note or Advance in which such participation is sold, (ii) any postponement of the date fixed for any payment of principal of or interest on the Term Note or Advance in which such participation is sold or (iii) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Security Document.

         Section 8.7 Confidentiality of Information. The Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Bank and the Borrower and shall not be divulged to any Person other than the Bank, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants,
(b) in connection with the enforcement of the rights of the Bank hereunder and under the Term Note and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation or judicial process, the opinion of the Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to the Borrower by reason of any disclosure permitted by this Section 8.7.

         Section 8.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE TERM NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

         Section 8.9 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 8.10 Waiver of Jury Trial. EACH OF THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK IN ENTERING INTO THIS AGREEMENT.

         Section 8.11 Survival of Agreement. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Term Loan by the Bank and the execution and delivery to the Bank by the Borrower of the Term Note, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid; provided, however, that the obligations of the Borrower under Sections 8.2, 8.5 and 8.12 shall survive payment in full of the Obligations.

         Section 8.12 Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

                  (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

                  (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person relating to or in connection with any credit extended or used under the Loan Documents, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Bank by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

         This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

         Section 8.13 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 8.14 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

         Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 8.16 Borrower Acknowledgements. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) the Bank has no fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Bank, and (d) the Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Bank is for the protection of the Bank and neither the Borrower nor any third party is entitled to rely thereon.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                          PIPER JAFFRAY COMPANIES INC.


                         By   /s/Deborah K. Roesler
                               Deborah K. Roesler
                             Chief Financial Officer


                         By /s/ Jennifer A. Olson-Goude
                             Jennifer A. Olson-Goude
                          Assistant Vice President and
                               Assistant Treasurer

                         Piper Jaffray Tower, 16th Floor
                         222 South Ninth Street
                         Minneapolis, MN  55402
                         Fax:  (612) 342-6085


                         FIRST BANK NATIONAL ASSOCIATION

                              By /s/ Jose A. Peris
                                  Jose A. Peris
                                 Vice President

                           Financial Services Division
                                First Bank Place
                             601 Second Avenue South
                           Minneapolis, MN 55402-4302
                               Fax: (612) 973-0825